Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Bob Nelson	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
408-826-6339	408-826-6000
Bob.Nelson@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS

fourth QUARTER AND FULL YEAR 2020 RESULTS

•	Revenue Growth of 6.9% in 4Q 2020 Compared to 4Q 2019
•	Gross Margin Expands to 60.5% / 61.6% in 4Q 2020 on a GAAP / Non-GAAP Basis, Compared to 59.2% / 59.6%, respectively, in 4Q 2019
•	Net Income Increases to $0.11 / $0.19 Per Diluted Share on a GAAP / Non-GAAP Basis for 4Q 2020, Compared to $0.10 / $0.17, respectively, for 4Q 2019

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, OR - February 16, 2021 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal fourth quarter and full year ended January 2, 2021.

Jim Anderson, president and CEO, said, "Profitability increased significantly for the full year 2020, as we continued to execute on our strategy.  We saw double-digit year-over-year revenue growth in our two largest markets, communications and computing, and industrial and automotive, which are long-term growth drivers.  We executed well on our hardware and software roadmaps, with the successful launch of two new Nexus™ products and three new software products. We are pleased with the momentum we are building with our customers and look to accelerate the Company's growth moving forward."

Sherri Luther, CFO, said, "We expanded diluted earnings per share by 6.3% on a GAAP basis for the full year 2020 compared to the full year 2019, and 16.9% on a non-GAAP basis, as we continued to drive profit expansion. With approximately $92 million in cash generated from operations for the full year 2020, we further strengthened our balance sheet ending the year with a positive net cash position."

Selected Fourth Quarter and Full Year 2020 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q4 2020	Q3 2020	Q4 2019	Q/Q	Y/Y	FY 2020	FY 2019	FY/FY
Revenue	$107,173	$103,042	$100,237	4.0%	6.9%	$408,120	$404,093	1.0%
Gross Margin %	60.5%	60.5%	59.2%	—	130 bps	60.1%	59.0%	110 bps
R&D Expense %	21.1%	21.8%	19.5%	(70) bps	160 bps	21.9%	19.5%	240 bps
SG&A Expense %	22.9%	23.1%	20.9%	(20) bps	200 bps	23.4%	20.4%	300 bps
Operating Expense	$47,529	$49,492	$43,802	(4.0)%	8.5%	$192,940	$179,381	7.6%
Operating Income	$17,332	$12,814	$15,491	35.3%	11.9%	$52,366	$59,041	(11.3)%
Net Income	$15,989	$12,607	$13,987	26.8%	14.3%	$47,392	$43,493	9.0%
Net Income per Share - Basic	$0.12	$0.09	$0.10	$ 0.03	$ 0.02	$0.35	$0.33	$ 0.02
Net Income per Share - Diluted	$0.11	$0.09	$0.10	$ 0.02	$ 0.01	$0.34	$0.32	$ 0.02

	Non-GAAP* Financial Results (unaudited)
	Q4 2020	Q3 2020	Q4 2019	Q/Q	Y/Y	FY 2020	FY 2019	FY/FY
Revenue	$107,173	$103,042	$100,237	4.0%	6.9%	$408,120	$404,093	1.0%
Gross Margin %	61.6%	61.5%	59.6%	10 bps	200 bps	61.0%	59.3%	170 bps
R&D Expense %	18.5%	19.0%	17.9%	(50) bps	60 bps	19.2%	18.1%	110 bps
SG&A Expense %	16.5%	16.0%	17.4%	50 bps	(90) bps	16.6%	17.5%	(90) bps
Operating Expense	$37,475	$36,008	$35,343	4.1%	6.0%	$146,230	$144,705	1.1%
Operating Income	$28,490	$27,320	$24,390	4.3%	16.8%	$102,894	$94,801	8.5%
Net Income	$27,540	$26,635	$22,897	3.4%	20.3%	$97,920	$81,488	20.2%
Net Income per Share - Basic	$0.20	$0.20	$0.17	$ —	$ 0.03	$0.72	$0.62	$ 0.10
Net Income per Share - Diluted	$0.19	$0.19	$0.17	$ —	$ 0.02	$0.69	$0.59	$ 0.10

2020 Highlights:

•	Gross Margin and Profit Expansion: Gross margin increased 110 basis points on a GAAP basis and 170 basis points on a non-GAAP basis for the full year 2020 compared to the full year 2019. Net income on a GAAP basis increased from 10.8% to 11.6%, and increased from 20.2% to 24.0% on a non-GAAP basis.
•	Strengthened Balance Sheet: Lattice ended 2020 with a net cash balance for the first time in six years, while repurchasing approximately 400,000 of the company's common shares for approximately $15 million under its stock buyback program.
•	Launched Two New Lattice Nexus™ Devices: As promised and on schedule, the company launched the Lattice Certus™-NX, our general-purpose FPGA, and the Lattice Mach™-NX second-generation security FPGA.
•	Launched Three New Software Products: Expanded the company's software solutions portfolio with the introduction of the Lattice mVision™ solutions stack for low power embedded vision design, the Lattice Propel™ embedded system design environment, and the Lattice Sentry™ solution stack for Platform Firmware Resilience (PFR).
•	Recognized with 2020 Global Semiconductor Alliance Award: Lattice received the 2020 Global Semiconductor Alliance (GSA) Most Respected Public Semiconductor Company Award among peer companies with annual revenue of $100 million to $500 million.

Business Outlook - First Quarter of 2021:

•	Revenue for the first quarter of 2021 is expected to be between $106 million and $114 million.
•	Gross margin percentage for the first quarter of 2021 is expected to be 61.5% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the first quarter of 2021 are expected to be between $38 million and $39 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the first quarter of 2021, certain items that affect GAAP measurement of financial measures are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full year 2020, and business outlook on Tuesday, February 16 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 4589457. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: our belief that we are building momentum with our customers and that we may accelerate the Company's growth moving forward; and the statements under the heading “Business Outlook - First Quarter of 2021.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing pressures, competitive actions, and international trade disputes and sanctions. In addition, the COVID-19 pandemic has negatively impacted the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and Lattice’s quarterly reports filed on Form 10-Q. COVID-19 may increase or change the severity of our other risks reported in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related tax effects, restructuring plans and related charges, amortization and impairment of acquired intangible assets, inventory adjustments related to restructured operations, loss on refinancing of long-term debt, and the estimated tax effect of these items. The non-GAAP net income for the third and fourth quarters of fiscal 2020 includes a change in the non-GAAP tax rate calculation to exclude profits from jurisdictions where there is a full valuation allowance on deferred tax assets to improve alignment of non-GAAP income tax expense to non-GAAP income before tax. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.

These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support lets our customers quickly and easily unleash their innovation to create a smart, secure and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	January 2,	September 26,	December 28,	January 2,	December 28,
	2021	2020	2019	2021	2019
Revenue	$107,173	$103,042	$100,237	$408,120	$404,093
Cost of sales	42,312	40,736	40,944	162,814	165,671
Gross margin	64,861	62,306	59,293	245,306	238,422
Operating expenses:
Research and development	22,633	22,439	19,543	89,223	78,617
Selling, general, and administrative	24,534	23,758	20,924	95,331	82,542
Amortization of acquired intangible assets	603	603	3,390	4,449	13,558
Restructuring	(241)	2,692	(55)	3,937	4,664
Total operating expenses	47,529	49,492	43,802	192,940	179,381
Income from operations	17,332	12,814	15,491	52,366	59,041
Interest expense	(788)	(792)	(1,184)	(3,702)	(11,731)
Other expense, net	(125)	(70)	(228)	(208)	(2,245)
Income before income taxes	16,419	11,952	14,079	48,456	45,065
Income tax expense (benefit)	430	(655)	92	1,064	1,572
Net income	$15,989	$12,607	$13,987	$47,392	$43,493

Net income per share:
Basic	$0.12	$0.09	$0.10	$0.35	$0.33
Diluted	$0.11	$0.09	$0.10	$0.34	$0.32

Shares used in per share calculations:
Basic	136,104	135,598	133,691	135,220	132,471
Diluted	141,713	141,524	138,196	141,276	137,274

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 2,	December 28,
	2021	2019
Assets
Current assets:
Cash and cash equivalents	$182,332	$118,081
Accounts receivable, net	64,581	64,917
Inventories, net	64,599	54,980
Other current assets	22,331	24,452
Total current assets	333,843	262,430

Property and equipment, net	39,666	39,230
Operating lease right-of-use assets	22,178	23,591
Intangible assets, net	6,321	6,977
Goodwill	267,514	267,514
Deferred income taxes	577	478
Other long-term assets	9,968	11,796
	$680,067	$612,016

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,530	$44,350
Accrued expenses	21,411	20,591
Accrued payroll obligations	18,028	13,404
Current portion of long-term debt	12,762	21,474
Total current liabilities	79,731	99,819

Long-term debt, net of current portion	157,934	125,072
Long-term operating lease liabilities, net of current portion	18,906	21,438
Other long-term liabilities	39,069	38,028
Total liabilities	295,640	284,357

Stockholders' equity	384,427	327,659
	$680,067	$612,016

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	January 2,	December 28,
	2021	2019
Cash flows from operating activities:
Net income	$47,392	$43,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,140	33,056
Stock-based compensation expense	40,372	18,899
Other non-cash adjustments	6,104	10,294
Net changes in assets and liabilities	(27,321)	18,395
Net cash provided by operating activities	91,687	124,137
Cash flows from investing activities:
Capital expenditures	(12,121)	(15,590)
Other investing activities	(8,747)	54
Net cash used in investing activities	(20,868)	(15,536)
Cash flows from financing activities:
Proceeds from long-term debt	50,000	206,500
Cash paid for debt issuance costs	—	(2,086)
Repayment of long-term debt	(26,250)	(321,408)
Purchase of treasury stock	(14,989)	—
Net cash flows related to stock compensation exercises	(16,862)	7,082
Net cash used in financing activities	(8,101)	(109,912)
Effect of exchange rate change on cash	1,533	341
Net increase (decrease) in cash and cash equivalents	64,251	(970)
Beginning cash and cash equivalents	118,081	119,051
Ending cash and cash equivalents	$182,332	$118,081

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$3,700	$10,995
Income taxes paid, net of refunds	$1,868	$3,393

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended			Year Ended
	January 2,	September 26,	December 28,	January 2,	December 28,
	2021	2020	2019	2021	2019
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	55	65	59
Inventory Days (DIO)	139	133	123

Revenue% (by Geography)
Asia	77%	77%	73%	75%	74%
Americas	15%	15%	11%	15%	14%
Europe (incl. Africa)	8%	8%	16%	10%	12%

Revenue% (by End Market)
Communications and Computing	43%	43%	38%	43%	39%
Industrial and Automotive	43%	41%	39%	41%	37%
Consumer	10%	10%	18%	11%	19%
Licensing and Services	4%	6%	5%	5%	5%

Revenue% (by Channel)
Distribution	88%	82%	84%	83%	82%
Direct	12%	18%	16%	17%	18%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	January 2,	September 26,	December 28,	January 2,	December 28,
	2021	2020	2019	2021	2019

Gross Margin Reconciliation
GAAP Gross margin	$64,861	$62,306	$59,293	$245,306	$238,422
Stock-based compensation - gross margin (1)	1,104	1,022	440	3,818	1,422
Inventory adjustment related to restructured operations	—	—	—	—	(338)
Non-GAAP Gross margin	$65,965	$63,328	$59,733	$249,124	$239,506

Gross Margin % Reconciliation
GAAP Gross margin %	60.5%	60.5%	59.2%	60.1%	59.0%
Cumulative effect of non-GAAP Gross Margin adjustments	1.1%	1.0%	0.4%	0.9%	0.3%
Non-GAAP Gross margin %	61.6%	61.5%	59.6%	61.0%	59.3%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	21.1%	21.8%	19.5%	21.9%	19.5%
Stock-based compensation - R&D (1)	(2.6)%	(2.8)%	(1.6)%	(2.7)%	(1.4)%
Non-GAAP R&D Expense %	18.5%	19.0%	17.9%	19.2%	18.1%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	22.9%	23.1%	20.9%	23.4%	20.4%
Stock-based compensation - SG&A (1)	(6.4)%	(7.1)%	(3.5)%	(6.8)%	(2.9)%
Non-GAAP SG&A Expense %	16.5%	16.0%	17.4%	16.6%	17.5%

Operating Expenses Reconciliation
GAAP Operating expenses	$47,529	$49,492	$43,802	$192,940	$179,381
Stock-based compensation - operations (1)	(9,692)	(10,189)	(5,124)	(38,324)	(17,477)
Amortization of acquired intangible assets	(603)	(603)	(3,390)	(4,449)	(13,558)
Restructuring charges	241	(2,692)	55	(3,937)	(4,664)
Impairment of acquired intangible assets	—	—	—	—	1,023
Non-GAAP Operating expenses	$37,475	$36,008	$35,343	$146,230	$144,705

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	January 2,	September 26,	December 28,	January 2,	December 28,
	2021	2020	2019	2021	2019

Income from Operations Reconciliation
GAAP Income from operations	$17,332	$12,814	$15,491	$52,366	$59,041
Stock-based compensation - gross margin (1)	1,104	1,022	440	3,818	1,422
Inventory adjustment related to restructured operations	—	—	—	—	(338)
Stock-based compensation - operations (1)	9,692	10,189	5,124	38,324	17,477
Amortization of acquired intangible assets	603	603	3,390	4,449	13,558
Restructuring charges	(241)	2,692	(55)	3,937	4,664
Impairment of acquired intangible assets	—	—	—	—	(1,023)
Non-GAAP Income from operations	$28,490	$27,320	$24,390	$102,894	$94,801

Income from Operations % Reconciliation
GAAP Income from operations %	16.2%	12.4%	15.5%	12.8%	14.6%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	10.4%	14.1%	8.8%	12.4%	8.9%
Non-GAAP Income from operations %	26.6%	26.5%	24.3%	25.2%	23.5%

Other Expense Reconciliation
GAAP Other expense	$(125)	$(70)	$(228)	$(208)	$(2,245)
Loss on refinancing of long-term debt	—	—	—	—	2,235
Non-GAAP Other expense	$(125)	$(70)	$(228)	$(208)	$(10)

Income Tax Expense (Benefit) Reconciliation
GAAP Income tax expense (benefit)	$430	$(655)	$92	$1,064	$1,572
Estimated tax effect of non-GAAP adjustments (2)	(393)	478	(11)	—	—
Non-GAAP Income tax expense (benefit)	$37	$(177)	$81	$1,064	$1,572

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	January 2,	September 26,	December 28,	January 2,	December 28,
	2021	2020	2019	2021	2019

Net Income Reconciliation
GAAP Net income	$15,989	$12,607	$13,987	$47,392	$43,493
Stock-based compensation - gross margin (1)	1,104	1,022	440	3,818	1,422
Inventory adjustment related to restructured operations	—	—	—	—	(338)
Stock-based compensation - operations (1)	9,692	10,189	5,124	38,324	17,477
Amortization of acquired intangible assets	603	603	3,390	4,449	13,558
Restructuring charges	(241)	2,692	(55)	3,937	4,664
Impairment of acquired intangible assets	—	—	—	—	(1,023)
Loss on refinancing of long-term debt	—	—	—	—	2,235
Estimated tax effect of non-GAAP adjustments (2)	393	(478)	11	—	—
Non-GAAP Net income	$27,540	$26,635	$22,897	$97,920	$81,488

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.12	$0.09	$0.10	$0.35	$0.33
Cumulative effect of Non-GAAP adjustments	0.08	0.11	0.07	0.37	0.29
Non-GAAP Net income per share - basic	$0.20	$0.20	$0.17	$0.72	$0.62

GAAP Net income per share - diluted	$0.11	$0.09	$0.10	$0.34	$0.32
Cumulative effect of Non-GAAP adjustments	0.08	0.10	0.07	0.35	0.27
Non-GAAP Net income per share - diluted	$0.19	$0.19	$0.17	$0.69	$0.59

Shares used in per share calculations:
Basic	136,104	135,598	133,691	135,220	132,471
Diluted	141,713	141,524	138,196	141,276	137,274

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”